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                                                                       EXHIBIT 1


                      STOCK EXCHANGE AND MERGER AGREEMENT

     THIS AGREEMENT made and entered into this 16th day of June 1998, by and between TIROL PINES (TIROL) a Nevada corporation with its Florida office at 384 NW 87th Road, Plantation, Florida 33324 and INTERNATIONAL ENVIRONMENTAL MANAGEMENT, INC. (IEMI) a Florida corporation, with offices at 5801 Wiley Street, Hollywood, Florida 33023.

     WHEREAS, TIROL PINES is a non-reporting/non-trading company with aged 144K common stock that is not presently quoted on any exchange and which currently has no market makers;

     WHEREAS, IEMI is a private corporation, that is in the environmental waste recycling business.

     WHEREAS, IEMI is interested in acquiring a controlling interest in TIROL PINES through a stock for stock exchange and reverse merger; and

     WHEREAS, TIROL PINES is interested in selling a controlling interest to IEMI through a stock for stock exchange, to be accomplished as set forth below.

     NOW, THEREFORE, in consideration of the provisions and the representations, warranties and agreements herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION - I.

               TERMS AND CONDITIONS OF STOCK EXCHANGE AND MERGER.

     (a) IEMI and TIROL PINES acknowledge that time is of the essence in executing this Agreement and closing on the transaction described herein. As a consequence, neither party has been able to complete a satisfactory due diligence investigation of the other and is relying completely on the representations of past and present fact and representations of future performance stated herein. TIROL PINES and IEMI have been advised by their respective attorneys of the risks inherent in executing the agreement and closing on the transaction without completing a full due diligence investigation. Nevertheless, the parties desire to proceed.

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Nevertheless, the parties desire to proceed.

     (b) On the "Effective Date", as hereinafter defined, the following shall be done:

           (i) TIROL PINES shall divest itself of all of its assets.

          (ii) TIROL PINES will expand its Board of Directors to five (5) members and simultaneously nominate Marion Settle, as a director. Simultaneously with the election of Mr. Settle to the Board, the existing directors will all resign.

         (iii) IEMI shall issue to TIROL PINES all of its outstanding common stock. The stock certificates representing ownership of the common stock shall be properly endorsed on the back for transfer, surrendered to TIROL PINES and such shares shall be canceled on the transfer records of IEMI.

          (iv) TIROL PINES shall issue to the existing shareholders of IEMI restricted shares of its common stock totaling 1,500,000. Each certificate representing the restricted shares of common stock will have a legend thereon incorporating language as follows:

     "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in absence of an effective registration statement for the Shares under the Act unless, in the opinion of counsel satisfactory to the Company, registration is not required under the "Act".

           (v) The existing shareholders of TIROL PINES will transfer to IEMI or its designees 750,000 shares of Rule 144 K common stock currently issued to them and thereafter hold unto themselves 200,000 shares of TIROL PINES.,

          (vi) The officers and directors of TIROL PINES shall resign their positions.

         (vii) IEMI will merge into TIROL PINES and cease to exist.

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        (viii) TIROL PINES shall change its name to INTERNATIONAL
               ENVIRONMENTAL MANAGEMENT, INC.

          (ix) The terms conditions of the merger shall be as set forth in Articles of Merger (hereinafter referred to as the "Articles of Merger") and as further provided herein. The Articles of Merger shall constitute an agreement of merger for purposes of the General Corporation Law of the State of Nevada.

           (x) TIROL PINES and IEMI shall obtain approval for this Agreement and the transactions described herein by their respective board of directors and shareholders pursuant to the applicable provisions of Nevada law.

     (c) The Effective Date shall be the date the merger becomes effective. The merger shall become effective at the close of business on the day when the Articles of Merger, certified as to requisite stockholder approval, shall have been filed in the Office of the Secretary of State of the State of Nevada. The Articles of Merger shall be filed as soon as practicable after the date this Agreement is signed.

     (d) The two million shares of common stock of TIROL PINES to be issued to the shareholders of IEMI have not been registered under the Securities Act of 1933 and may not be resold unless the common stock is registered under the Act or an exemption from such registration is available. Each stockholder of IEMI who receives restricted shares shall represent and warrant that the shareholder is acquiring the common stock for that shareholder's own account, for investment, and not with the view to the sale or distribution of the common stock. Each certificate representing the restricted shares of common stock will have a legend thereon incorporating language as follows:

     "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The Shares have been acquired for investment and may not be sold or transferred in the absence of an effective registration statement for the Shares under the Act unless, in the opinion of counsel satisfactory to the company, registration is not required under the Act."

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     (e)  Notwithstanding the restrictions set forth in Section 1(d) the rights to sell the securities may be permitted if, in the opinion of counsel satisfactory to TIROL PINES, the shareholder complies with the provisions of Rule 144 of the Act.

SECTION-2.

                     REPRESENTATIONS AND WARRANTIES OF IEMI

     (a) Organization and Authority. IEMI is duly organized, validly existing, and in good standing under the laws of the jurisdictions of its incorporation, with full corporate power and authority to own its property and assets and to conduct its business in the manner and in the places in which it is now conducted. IEMI is qualified to do business as a domestic corporation in the State of Florida, and the character of the properties owned or leased by IEMI and the nature of the business conducted by it does not require such qualification in any other jurisdiction, except where the failure to so qualify would not have a material adverse affect on IEMI or its business.

     (b) Corporate Action. All corporate action necessary on the part of IEMI to authorize the execution and delivery of this Agreement and the Articles of Merger and the performance or satisfaction of IEMI's obligations hereunder and thereunder has been or will have been duly taken prior to the Effective Date. This Agreement and the Articles of Merger constitute the valid and binding obligations of IEMI enforceable in accordance with their respective terms.

     (c) Capitalization. As of the date hereof, IEMI's entire authorized capital stock consists of 50,000,000 shares of common stock, $.001, par value per share, of which 3,000,000 shares are issued and outstanding. All of the outstanding shares of capital stock of IEMI have been duly issued in accordance with all applicable laws, rules and regulations, are fully paid and non-assessable and are owned by its shareholders. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating IEMI to issue, sell or transfer any stock or other securities of IEMI, except as otherwise described in this Agreement.

     (d) Articles of Incorporation and Bylaws The Articles of Incorporation and bylaws of IEMI are true, correct and complete. The minute books of IEMI contain true and complete records of all meetings and consents in lieu of meetings of its Board of Directors and shareholders since the date of

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incorporation and accurately reflect all transactions referred to therein.

     (e) Ongoing Business. IEMI has a fully operational revenue producing company in the environmental waste recycling business.

     (f) No Material Adverse Changes. As of the date of this Agreement, there shall be no material adverse change in the assets, operations, conditions (financial of otherwise) or prospective business of IEMI; there shall be no damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of IEMI, whether or not covered by insurance; there shall be no declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of IEMI's capital stock; there shall no sale of an asset (other than in the ordinary course of business or otherwise approved by TIROL PINES) or mortgage or pledge by IEMI of any properties or assets

     (g) Taxes. IEMI has prepared and filed all appropriate federal, state and local tax returns of every kind and category (including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it, or has made adequate provisions for the payment thereof.

     (h) Compliance with Laws. IEMI and all business conducted by it has complied with all federal, state, county and local laws, ordinances, regulation.;, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect its business.

     (i) Compliance with Other Instruments. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any violation of or be in conflict with any term of any contract or other instrument to which IEMI is a party or of any judgment, statute, rule or regulation applicable to IEMI, or result in the creation of any lien, charge or encumbrance on any of its properties or assets, or result in the acceleration of any obligation of IEMI under any deed of trust, mortgage, lease, or similar instrument to which it is a party.

     (j)  No Breach. The execution, delivery and performance of this

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Agreement and the consummation of the transactions contemplated hereby will not.

          (1) violate any provisions of the Articles of Incorporation or Bylaws of IEMI;

          (2) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, or otherwise give any other contracting party the right to terminate, or which constitute a default under, any contract or other agreement to which IEMI is a party or by or to which it or any of its assets or properties may be bound or subject;

          (3) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, IEMI or upon the properties or business of either of them; or

          (4)) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

     (k) Litigation. Except as disclosed in detail in a letter which shall be incorporated by reference and made part of this Agreement, there is no outstanding order, judgment, injunction, award or decree of any court, government or regulatory body or arbitration tribunal against or involving IEMI. There is no action, suit or claim or legal, administrative or arbitral proceeding or any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving IEMI or any of its respective properties or assets. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding except as disclosed in the letter described above. There is no action, suit or claim or legal, administrative or arbitral proceeding pending or threatened that would give rise to any right of indemnification on the part of any director of IEMI or its respective heirs, executors or administrators of such directors or officers.

     (l) Agreements. The document titled "Material Contracts" which shall be incorporated by reference into this Agreement sets forth any material contract or arrangement to which IEMI is a party or by or to which it or its assets, properties or business are bound or subject whether oral or written. All of the agreements set forth in the document titled "Material Contracts" are valid, binding enforceable, subsisting agreements, in full force and effect. IEMI

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is not in default under any of them (nor is any other party to any of such agreements, nor does any condition exist which with notice or lapse of time or both would constitute default thereunder).

     (m) Insurance Policies. The document titled "Insurance Policies" which shall be incorporated by reference and made part of this Agreement contains a complete and correct list and summary description of all insurance policies held by IEMI and in force and effect at the date hereof, including but not limited to key-man insurance, workers' compensation and employer liability, automobile insurance, malpractice insurance, product liability and title insurance.

     (n) Labor Relation. IEMI is not a party to any collective bargaining agreement governing its employees. There is no pending or threatened election for union representation of IEMI's employees.

     (o) Finders. No broker's or finder's fees will be payable by IEMI and IEMI agrees to hold TIROL PINES harmless from any claim, commission, finder's or broker's fee because of any act, omission or statement of either party to the transaction contemplated herein including but not limited to any securities violations.

     (p) Real Property. The document titled "Real Property" which shall be incorporated by reference and made part of this Agreement contains a correct and complete list and brief description of all interest in real property or buildings improvements thereon (other than a leasehold interest and improvements relating thereto) owned by IEMI, as referenced in the document described, whether situated within or without the State of Nevada, including any options to acquire real property.

     (q) Leases. The document titled "Leases" which shall be incorporated by reference and made part of this Agreement contains a correct and complete list and brief description of all leases or agreements under which IEMI is lessee of or holds, or operates any property, real or personal, owned by any third party. Each of such leases and agreements is in full force and effect and constitutes a legal, valid, and binding obligation of the respective parties thereto enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to the enforcement of creditors' rights generally and to the availability of equitable remedies which are subject to the discretion of the Court before which any proceeding therefor may be brought.

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     (r)  Tangible Assets. The document titled "Tangible Assets" which shall be incorporated by reference and made part of this Agreement contains a correct and complete list and brief description of all machinery, equipment, furniture, leasehold improvements fixtures, vehicles, structures, owned or leased by IEMI, any related capitalized items or other tangible property material to the business of IEMI (the "Tangible Asset"). Except as set forth in this document, IEMI holds all rights, title and interest in all the properties, interests and assets, real, personal and mixed, free and clear of all liens, pledges, mortgage, security interests, conditional sales contracts or any other encumbrances or liens for current taxes not yet delinquent.

     (s) Accounts Receivable. All of IEMI's accounts and other receivables or thereafter acquired are collectible in full, less any reserves set up for doubtful receivables on its books.

     (t) Inventories. IEMI's inventories, as applicable, or thereafter acquired are valued at cost or market and consist of items which are of a quality and quantity usable and/or saleable in the ordinary course of IEMI's business.

     (u) Liabilities. As of the date of this Agreement, except as set forth in a document titled "IEMI's Liabilities", IEMI does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation', any liability on account of taxes, any other governmental charge or lawsuit brought, whether or not of a kind required by generally accepted accounting principles (all of the foregoing collectively defined as "Liabilities). As of the Effective Date, IEMI will not have any liabilities, other than liabilities incurred since the date of the signing of this Agreement in the ordinary course of business. There is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business, except as set forth in the document titled "IEMI's Liabilities".

     (v) Conduct of Business Between the date of this Agreement and the Effective Date, IEMI shall conduct its business only in the ordinary course thereof consistent with prudent business judgment and past practice and in such a manner that the representations and warranties contained in this Section 2 shall be true and correct at and as of the Effective Date (except for changes contemplated, permitted or required by this Agreement) and so that

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the conditions to be satisfied by IEMI at the Effective Date shall have been satisfied. IEMI shall not incur expenses or liabilities between the date this Agreement is signed and the Effective Date other than in the normal course of business.

     (w) Unusual Events. Until the Effective Date, IEMI shall supplement or amend all relevant documents incorporated by reference and made part of this Agreement with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been set forth or described in such documents; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such material supplemental disclosure shall not be deemed to have been disclosed to TIROL PINES until the date IEMI delivers it to TIROL PINES, unless agreed to in writing by TIROL PINES.

     (x) Changes in Business Relationship, IEMI is not aware of any material changes or threatened changes in its business or client relationships, including any discontinuance of contractual relationships.

     (y) Full Disclosure. No representation or warranty of IEMI and no statement contained in any document incorporated by reference and made part of this Agreement furnished by IEMI to TIROL PINES pursuant hereto or in connection with the transactions contemplated hereby contain or at the Effective Date will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make such fact not misleading or necessary to provide TIROL PINES with full information as to IEMI and its affairs.

     (z) Representations and Warrants on Effective Date. The representations and warranties contained in this Section 2 shall be true and complete on the Effective Date with the same force and effect as though such representations and warranties had been made on and as of the Effective Date.

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SECTION 3.

                  REPRESENTATIONS AND WARRANTIES OF TIROL PINES

TIROL PINES hereby represents and warrants to IEMI as follows:

     (a) Public Company. TIROL PINES is a public shell company. Its common stock is not currently traded. As of the date of this Agreement, it has no market makers. TIROL PINES does not nor is it required to file reports with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of The Exchange Act.

     (b) Public Float and Shares Eligible for Public Resale. On the Effective Date, TIROL PINES shall have outstanding 1,000,000 shares of common stock which are Rule 144K, and of which 50,000 are in the public "float". These shares may be eligible for public resale under Rule 144 of the Act and upon the timely filing of Form 15(c)211.

     (c) Capitalization. As of the Effective Date, TIROL PINES shall have 50,000,000 shares of authorized capital stock, $.001 par value, of which 1,000,000 will be issued and outstanding. All of the outstanding, shares will be duly and validly issued in accordance with all applicable laws, rules, and regulations and are fully paid and non-assessable and free of pre-emptive rights. There are and as of the Effective Date will be no options, warrants, subscription or other rights or commitments outstanding for the sale, issuance or redemption of any shares or other securities of TIROL PINES.

     (d) Organization and Authority. TIROL PINES is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to own its property and assets and to conduct its business in the manner and the places in which it is now conducted.

     (e) Corporate Action. All corporate action necessary on the part of TIROL PINES to authorize the execution and delivery to IEMI of this Agreement and the Articles of Merger and the performance of its obligations thereunder has been or will have been duly taken prior to the Effective Date. This Agreement and the Articles of Merger constitute the valid and binding obligations of TIROL PINES enforceable in accordance with their respective terms. The execution and delivery of and the consummation of the transactions provided for in this Agreement and the Articles of Merger will not violate any

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provision of the Certificate of Incorporation, Articles of Incorporation or
Bylaws of TIROL PINES, as applicable, any provision of law, or any judgment, order or decree of any court or agency or government, applicable to TIROL PINES, or result in a breach of, default under, or acceleration of any obligation under any indenture or agreement to which TIROL PINES is a party

     (f) Compliance with Other Instruments. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any violation of or be in conflict with any term or any contract or other instrument to which TIROL PINES is a party or of any judgment, decree, order, statute, rule or regulation applicable to TIROL PINES, or result in the creation of any lien, charge or encumbrance on any of its properties or assets, or result in the acceleration of any obligation of TIROL PINES under any deed of trust, mortgage, lease, or similar instrument to which it is a party.

     (g) Compliance with Laws. TIROL PINES has complied with all federal, state, county, local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect its status as a public company.

     (h) Articles of Incorporation and Bylaws. TIROL PINES's Articles of Incorporate and Bylaws and any amendments to each, are true, correct and complete. The minute books of TIROL PINES contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors and shareholders since the date of incorporation and accurately reflect all transactions; referred to therein.

     (i) Shell Company. As of the Effective Date, TIROL PINES shall be a shell company with no assets and no liabilities, including any and all tax obligations, except as described in Section 3(j). On or before the Effective Date, TIROL PINES shall furnish to IEMI an audited balance sheet prepared by an independent certified public accountant that shows TIROL PINES has no assets and (except as described in Section 3(j)) no liabilities. TIROL PINES shall divest itself of any business activity on or before the Effective Date. The balance sheet date shall be a date between the date of this Agreement and the Effective Date.

     (j) Liabilities. Except as set forth in the document titled "Liabilities of TIROL" which shall be incorporated by reference and made part of this

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Agreement, TIROL PINES has no liabilities, including any contingent liability related to litigation, and will have no liabilities as of the Effective Date. The document shall disclose in detail the amount of any liability and the circumstances related to such liability. With the exception of any contingent liability related to litigation disclosed in the document titled "Liabilities of TIROL PINES," all other liabilities arising from or related to litigation shall be assumed by TIROL PINES.

     (k) Disclosures. No representation or warranty of TIROL PINES in this Agreement, and no statement contained in any document incorporated by reference and made a part of this Agreement or other document furnished or to be furnished by TIROL PINES to IEMI pursuant hereto or in connection with the transactions contemplated hereby contains or at the Effective Date will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make it not misleading or necessary to provide IEMI with full information as to TIROL PINES and its affairs.

SECTION - 4.

                               COVENANTS OF IEMI.

IEMI covenants and agrees as follows:

     (a) Conduct of Business. From the date of this Agreement through the Effective Date, IEMI shall conduct its business in the ordinary course.

     (b) Preservation of Business. From the date hereof through the Effective Date, IEMI shall use its best efforts to preserve its business organization intact, keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

     (c) Insurance. IEMI at all times will have in effect and maintain insurance now in force on or with respect to its properties and assets and its business and will at all times have in effect and maintain insurance coverage against all hazards, casualties, liabilities, and losses in the amount and of the character and kind normally carried by corporations engaged in a business similar to that conducted by it.

     (d) Litigation. IEMI shall promptly notify TIROL PINES of any lawsuits, claims, proceedings or investigations which after the date hereof are

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threatened or commenced against it or any of their respective officers, directors, employees, consultants, agents, shareholders or other representatives with respect to the affairs of IEMI.

     (e) Dissenting Shareholders. Dissenters rights shall not be demanded prior to the Effective Date by any of the shareholders of IEMI pursuant to the provisions of Nevada law, if any, as to dissenters rights.

     (f) Continued Effectiveness of Representations and Warranties. From the date hereof through the Effective Date, IEMI shall conduct its business in such a manner so that the representations and warranties contained in Section 2 shall continue to be true and correct on and as of the Effective Date and as if made on the date of this Agreement, and shall:

     (i) promptly give notice to TIROL PINES of any event, condition or circumstances occurring from the date hereof through the Effective Date which would render any of the representations or warranties untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

     (ii) supplement the information contained herein in order that such information is kept current, complete and accurate.

SECTION 5.

                            COVENANTS OF TIROL PINES.

TIROL PINES covenants and agrees as follows:

     (a) Compliance with Laws. TIROL PINES will comply in all material respects with federal and state regulations necessary to effectuate the exchange of all outstanding shares of IEMI for shares of common stock of TIROL PINES, as contemplated by this Agreement

     (b) Litigation. TIROL PINES shall promptly notify IEMI of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against it or against any of their respective officers, directors, employees, consultants, agents, shareholders or other representatives with respect to the affairs of TIROL PINES.

     (c)  Dissenting Shareholders. Dissenters rights shall not be demanded


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prior to the Effective Date by any of the shareholders of TIROL PINES pursuant to the provisions of Nevada law, if any, as to dissenters rights.

     (d) Continued Effectiveness of Representations and Warranties. From the date hereof to the Effective Date, TIROL PINES shall conduct its business in such a manner so that the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Effective Date and as if made on the date of this Agreement, and shall:

          (i) promptly give notice to IEMI of any event, condition or circumstances occurring from the date hereof through the Effective Date which would render any of the representations or warranties untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

          (ii) supplement the information contained herein in order that such information is kept current, complete and accurate.

SECTION 6.

                      CONDITIONS OF OBLIGATIONS OF TIROL PINES.

     The obligations of TIROL PINES to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction at or before the Effective Date of every one of the following conditions, any of which TIROL PINES may in its sole discretion waive:

     (a) Representations and Warranties. The representations and warranties of IEMI set forth in Section 2 hereof shall be true and correct at and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of the date of this Agreement, and any letter, statement, list, certificate or other written information furnished by IEMI pursuant hereto or in connection on with the transactions contemplated hereby shall be true and correct in all material respects at and as of the date or dates stated therein.

     (b) Performance of IEMI. IEMI shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it either prior to or at the Effective Date.

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     (c)  Governmental Permits and Approvals. Corporate Resolutions. Any and all
permits and approvals from any governmental or regulatory body required for the lawful consummation of the transaction contemplated shall have been obtained.

     (d) Third Party Consents. All consents, Permits and approvals from parties to any contracts or other agreements with IEMI which may be required in connection with the performance by IEMI of its obligations under such contacts or other agreements after the Effective Date shall have been obtained.

     (e) Litigation. No action, Suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by a governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the opinion of TIROL PINES, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of TIROL PINES.

     (f) Absence of Adverse Changes. Since the date of this Agreement, there shall have been no change in the financial condition, business, or properties of IEMI which materially and adversely affects the conduct of its business or its condition, financial or otherwise.

     (g) Satisfaction of Indebtedness. Indebtedness and obligations of IEMI to any of its shareholders and affiliates shall have been satisfied and discharged, and any documentation evidencing such satisfaction or discharge shall have been received as requested by TIROL PINES.

     (h) No Restraining Order There shall not have been any action or proceeding instituted or threatened before any court or governmental agency to restrain or prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which in the opinion of TIROL PINES make it inadvisable to consummate such transaction.

     (i) Compliance Certificate. TIROL PINES shall have received a certificate signed by the President dated as of the Effective Date and satisfactory in form and substance to TIROL PINES certifying to the fulfillment of the conditions specified in Section 6(b).

SECTION 7.

                     CONDITIONS TO THE OBLIGATIONS OF IEMI.

     The obligations of IEMI to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction at or before the Effective Date of each and every one of the following conditions, any of which IEMI may in its sole discretion waive:

     (a) Representations and Warranties. The representations and warranties of TIROL PINES as set forth in Section 3 hereof shall be true and correct at and as of the Effective Date with the same effect as though such representations and warranties had been made on the date of this Agreement, and any letter, statement, list, certificate or other written information furnished by TIROL PINES pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the date or dates stated therein.

     (b) Performance by TIROL PINES. TIROL PINES shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it either prior to or at the Effective Date.

     (c) Absence of Adverse Changes. Since the date of this Agreement, there shall have been no change in TIROL PINES which materially and adversely affects its status as a public company.

     (d) Compliance Certificate. IEMI shall have received a certificate signed by the President of TIROL PINES dated as of the Effective Date and satisfactory in form and substance to IEMI certifying to the fulfillment of the conditions specified in Section 7(b).

     (e) Stock Certificates. At the Effective Date, each Shareholder of IEMI shall receive a certificate or certificates representing the number of shares of common stock of TIROL PINES they are entitled to.

SECTION 8.

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations, warranties, agreements, covenants, and obligations herein made by or in any of the documents incorporated by reference and made a part of this Agreement shall be deemed to have been relied upon by each of the other parties, shall survive the Effective Date for a period of two years thereafter (except that the representations with respect to taxes of IEMI in Section 2(h) shall continue to exist after the Effective Date for a period of three years), and shall not merge in the performance of any obligation by any party hereto.

SECTION 9.

                                  TERMINATION.

     (a) This Agreement may be terminated at any time prior to the filing of the Articles of Merger in the office of the Secretary of the State of Nevada by:

          (i)  Mutual consent of IEMI and TIROL PINES;

          (ii) TIROL PINES if, at the Effective Date, any of the conditions set forth in Section 6 shall not have been satisfied;

          (iii) IEMI if, at the Effective Date, any of the conditions set forth in Section 7 shall not have been satisfied;

          (iv) TIROL PINES, if IEMI has breached any material representation warranty, covenant or agreement contained in this Agreement;

          (v) IEMI, if TIROL PINES has breached any material representation, warranty, covenant or agreement contained in this Agreement; and

          (vi) TIROL PINES, if any legal proceeding is commenced or threatened by any governmental or regulatory agency or other person directed against the consummation of the transaction or any other transaction under this Agreement.

     (b) If this Agreement shall be terminated as provided in Section 9(a), the Articles of merger shall be deemed to have been abandoned and shall be void and of no further effect, without any liability on the part of any of the parties thereto or the stockholders, directors, officers, employees or agents of any of them.

SECTION 10.

                                 INDEMNIFICATION.

     (a) Obligation of IEMI to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 8, IEMI, its respective officers, directors and employees hereby agree to indemnify, defend and hold TIROL PINES harmless from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys fees and disbursements) based upon, arising out of or otherwise due to any material inaccuracy in or any breach of any representation, warranty, covenant or agreement of IEMI contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

     (b) Obligation of TIROL PINES to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 8, TIROL PINES, its respective officers, directors and employees, hereby agree to indemnify, defend and hold IEMI harmless from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys fees and disbursements) based upon, arising out of or otherwise due to any material inaccuracy in or any breach of any representation, warranty, covenant or agreement of TIROL PINES contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

SECTION 11.

                                 MISCELLANEOUS.

     (a) Notices. All notices or requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and delivered or mailed postage prepaid to the parties as follows:

     If to IEMI:

     INTERNATIONAL ENVIRONMENTAL MANAGEMENT, INC.
     5801 Wiley Street
     Hollywood, Florida 33023
     Attn: HAROLD SOLOMON., President


     If to TIROL PINES:

     TIROL PINES
     384 NW 87 ROAD
     Plantation, Florida 33324
     Attn: Craig Thomas, President

     The address of any party for any such notice, request or other communication may be changed by giving notice of such change to the other parties as herein above provided.

     (b) Fees and Expenses. Each of the parties will bear its own costs and expenses in connection with the negotiation and the consummation of this Agreement.

     (c) Amendment This Agreement may be amended by mutual agreement of the parties at any time prior to the Effective Date.

     (d) Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use it best efforts to fulfill or obtain the fulfillment of the conditions.

     (e) Law Governing This Agreement shall be deemed to have been entered into under the laws of the State of Nevada, and the rights and obligations of the parties hereunder shall be governed and determined according to the laws of said state, without regard to applicable conflicts of laws.

     (f) Resolution of Disputes. Any dispute arising out of or related to this Agreement or the breach thereof shall be resolved by litigation in Broward

County, Florida. The prevailing party in any such litigation shall be entitled to reasonable attorneys fees and costs.

     (g) Entire Agreement and Counterparts. This Agreement and the documents incorporated by reference and made a part of it and any other instruments and agreements to be delivered in conjunction herewith constitute the entire agreement between the parties with respect to the transactions contemplated herein and supersede all prior agreements and understandings of the parties with respect thereto. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

     (h) Construction. This Agreement shall be considered within the fair meaning of each of its terms and not against the party drafting the document.




IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto under their respective seals, as of the day and year first above written.

               TIROL PINES


                     By: /s/ CRAIG THOMAS
                        -----------------------------------
                        Craig Thomas, President

               INTERNATIONAL ENVIRONMENTAL MANAGEMENT, INC.


                     By: /s/ HAROLD SOLOMON
                        -----------------------------------
                        Harold Solomon, President






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